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Number
NCU
Common Stock
Par Value $1.00
[Graphic]
Shares
Incorporated under the laws of the State of Delaware
[Logo]
CUSIP 278865 10 0
See Reverse for Certain Definitions
ECOLAB INC.

This Certifies that

SPECIMEN

is the owner of
Fully Paid and Non Assessable Shares of the Common Stock of
Ecolab Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
[Seal]
Dated:
/s/ K. A. Iverson
Secretary
/s/ A. L. Schuman
President and Chief Executive Officer
Countersigned and Registered:
First Chicago Trust Company of New York,
By
Transfer Agent and Registrar.
Authorized Signature.

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ECOLAB INC.
The corporation will furnish, without charge, to each stockholder who so requests, a printed statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be directed to the Secretary of ECOLAB INC. at its principal office, or the Transfer Agent named on the face of this certificate.

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Ecolab Inc. (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of February 24, 1996, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)
Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of assignee
_________________________________________________________________
_________________________________________________________________

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Please print or typewrite name and address including postal zip code of assignee
_________________________________________________________________
_________________________________________________________________
___________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________
_________________________________________________________________
_________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ______________________

______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration, or enlargement, or any change whatever.